Exhibit 10.5

SUBORDINATION AGREEMENT

THIS AGREEMENT, dated as of March 21, 2005, is made and entered into by and among DRUGMAX, INC., a Nevada corporation (“DrugMax”), VALLEY DRUG COMPANY, an Ohio corporation (“Valley”); VALLEY DRUG COMPANY SOUTH, a Louisiana corporation (“Valley South”), FAMILYMEDS, INC., a Connecticut corporation (“Familymeds”; DrugMax, Valley, Valley South and Familymeds each a “Company” and, collectively, the “Companies”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GECC”), as Agent (the “Agent”) for the Lenders referenced below, and AMERISOURCEBERGEN DRUG CORPORATION, a Delaware (the “Subordinated Creditor”).

In consideration of the loans or other extensions of credit made and to be made to Familymeds and the other Borrowers under the Credit Agreement (as defined below), as well as for other good and valuable consideration, the parties do hereby agree as follows:

1.	Definitions. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Bankruptcy Code” shall mean 11 U.S.C. §§ 101-1330 and any amendment, supplement or successor of such provision.

“Borrower” means each Borrower under and as defined in the Credit Agreement.

“Collateral” has the meaning assigned to such term in Section 8 hereof.

“Company” and “Companies” shall have the meanings assigned to such terms in the preamble to this Agreement, and shall include each of their successors and assigns.

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of December 9, 2004, among Familymeds, the other Borrowers signatory thereto, the other Credit Parties signatory thereto, the Lenders signatory thereto and Agent, as the same may be amended, modified, supplemented or replaced with a new credit facility from time to time, including, without limitation, amendments, modifications, supplements, restatements and replacements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the credit arrangements originally provided in such Second Amended and Restated Credit Agreement, whether or not GECC or any other Lenders originally party to such Second Amended and Restated Credit Agreement continue to be agent or lenders under any such replacement credit facility.

“Default” shall have the meaning assigned to such term in the Credit Agreement.

“Guaranty” shall mean that certain Guaranty, dated as of March 21, 2005, executed by Valley South and Familymeds in favor of the Subordinated Creditor with respect to the Subordinated Debt.

“Loan Documents” shall have the meaning assigned to such term in the Credit Agreement.

“Lenders” shall mean the Lenders from time to time party to the Credit Agreement, any other holder of the Senior Debt and their respective successors and assigns.

“Notes” means each of (a) that certain Subordinated Unsecured Convertible Debenture, dated as of March 21, 2005, in the amount of $11,500,000 issued by DrugMax in favor of the Subordinated Creditor (the “Subordinated Debenture”), and (b) that certain Subordinated Promissory Note, dated as of March 21, 2005, in the amount of $11,500,000 issued by DrugMax in favor of the Subordinated Creditor (the “Subordinated Note”), as each may be amended or modified from time to time in accordance with the express provisions of this Agreement.

“Payment in full” or “Paid in full” shall mean, with respect to the Senior Debt, the indefeasible payment in full in cash or cash equivalents of 100% of the principal, interest, fees, expenses and other amounts due or to become due to the Agent and Lenders under the Credit Agreement and the other Loan Documents in the manner provided under the terms of such documents or in such other manner to which the Agent and Lenders shall have consented in writing; provided, however, that any payment in full of the Senior Debt in connection with a refinancing or replacement of the Senior Debt with new senior financing of any Company shall not constitute “payment in full” hereunder.

“Senior Debt” shall mean any and all indebtedness, obligations or liabilities that now or hereafter may be owing by any Company or any Subsidiary of any Company to the Agent and Lenders under the Credit Agreement or any of the other Loan Documents, whether for principal, interest, fees or other amounts, and whether such indebtedness, obligations or liabilities are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, and whether such indebtedness, obligations or liabilities are absolute, joint or several, or due or to become due, as well as all indebtedness, obligations or liabilities of the Companies to the Agent and Lenders now or hereafter existing under this Agreement, and any extension, renewal, refinancing, modification or replacement of or for any of the foregoing, and including without limitation any interest which, but for the filing by or against any Company or any affiliate thereof, of a petition in bankruptcy, would accrue on any of the foregoing indebtedness, obligations or liabilities as well as any other indebtedness, obligations or liabilities of any Company or any Subsidiary of any Company to the Agent and Lenders which may be incurred in any bankruptcy proceeding of any Company whether or not recoverable by the Agent or Lenders from any Company or any affiliate thereof or its estate under 11 U.S.C. § 506. “Senior Debt” shall also include any indebtedness owing by any Company to a new Senior Lender and incurred in connection with the payment in full or re-financing in full of the indebtedness under the Credit Agreement and the other Loan Documents.

“Senior Lender” means the Agent on behalf of itself and the other Lenders under the Credit Agreement or any other replacement senior lender who refinances or extends Senior Debt to the Companies.

“Subordinated Creditor” shall have the meaning assigned to such term in the preamble to this Agreement, and shall include each of its successors and assigns.

“Subordinated Debenture” has the meaning given such term in the definition of “Notes.”

“Subordinated Debt” shall mean and include any and all indebtedness, liabilities or obligations of any Company to the Subordinated Creditor arising under or in connection with the Notes, the Guaranty or any other Subordinated Debt Document, whether for principal, interest, fees or other amounts, and whether such indebtedness, obligations or liabilities are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, and whether such indebtedness, obligations or liabilities are absolute, joint or several, or due or to become due, and any extension, renewal, refinancing, modification or replacement related to the foregoing in whole or in part.

“Subordinated Debt Documents” shall mean the Notes, the Guaranty, the Subordinated Security Agreement and any other agreement or document evidencing or relating to the Subordinated Debt.

“Subordinated Note” has the meaning given such term in the definition of “Notes.”

“Subordinated Security Agreement” means that certain Security Agreement among Subordinated Creditor and the Companies dated March 21, 2005, as in effect on the date hereof.

“Subsidiary” means any person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by DrugMax, Inc., a Nevada corporation.

“Termination Date” shall mean the date ninety-one (91) days following the date on which (i) all Senior Debt has been paid in full, and (ii) the Lenders are under any obligation to make any further loans or extend any further credit to or for the benefit of any Company pursuant to the Credit Agreement or any other Loan Document.

2.	Payment Subordination Provisions.

a.	No Payments. From and after the date of this Agreement and thereafter until the Termination Date, and unless the Agent expressly consents in writing to the contrary, no payment on the Subordinated Debt (including without limitation any payment by any Company under the Guaranty) shall be made or given by or on behalf of any Company, any Subsidiary or any affiliate thereof and no payment on account thereof shall be received, accepted or retained by the Subordinated Creditor, nor shall the Subordinated Creditor accelerate, make any demand for, or attempt to receive, collect or retain the same from any Company, whether by collection, set-off, foreclosure, counterclaim or otherwise. Notwithstanding the foregoing, so long as no Default or Event of Default under the Credit Agreement or any other Loan Document shall occur and be continuing at the time of or after giving effect to a payment, payments of principle and interest in either cash or common stock of DrugMax pursuant to the preamble and Section 1 of the Subordinated Note and pursuant to Sections 2.1 and 3.1 of the Subordinated Debenture may be made by DrugMax or Familymeds, as applicable, and may be received and retained by the Subordinated Creditor; provided, however, that DrugMax may make, and the Subordinated Creditor may receive, payments of principle and interest in common stock of DrugMax notwithstanding the existence of a Default or Event of Default under the Credit Agreement. In addition, Subordinated Creditor may at any time after giving prior written notice to Agent make demand for and collect or attempt to collect through the exercise of its remedies as an unsecured creditor any amounts permitted to be paid in accordance with the immediately preceding sentence, or which were so permitted to be paid when accrued; provided, however, that the Subordinated Creditor shall not exercise any rights or remedies with respect to any Collateral or take possession of, sell or otherwise realize (judicially or non judicially) upon any of the Collateral (including, without limitation, through the notification of account debtors or any right with respect to any deposit account) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure) or take any action to enforce a judgment lien obtained by the Subordinated Creditor on the assets of DrugMax or any Subsidiary.

b.	Turnover of Payments. Should any payment or prepayment be received by the Subordinated Creditor in violation of this Agreement, the Subordinated Creditor forthwith shall deliver the same to the Agent in precisely the form received (but with the endorsement of the Subordinated Creditor where necessary for the collection thereof by the Agent) for application on the Senior Debt, and the Subordinated Creditor agrees that, until so delivered, the same shall be deemed received by the Subordinated Creditor as agent for the Agent and such payment or prepayment shall be held in trust by the Subordinated Creditor as property of the Agent for the benefit of itself and the Lenders.

3.	Modification of Subordinated Debt. None of the terms of the Subordinated Debt, the Notes, the Guaranty, the Subordinated Security Agreement or the other Subordinated Debt Documents shall be modified, and there shall be no additions to or modifications of the Collateral described in the Notes or the Subordinated Security Agreement, without the express prior written consent of the Agent.

4.	Insolvency Proceedings. The Agent shall have the right and is hereby empowered to vote the full amount of the Subordinated Debt in any insolvency or receivership proceeding, any proceeding under the Bankruptcy Code or any other proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions which may be brought by or against any Company and at any meeting of creditors of any Company whether or not such meeting is held in a proceeding under any insolvency, bankruptcy or similar laws. In any of the foregoing proceedings or at any of the foregoing meetings, the Agent shall be entitled to vote the Subordinated Debt as the Agent in its sole good faith discretion shall determine without regard to the interests of anyone other than the Agent. In any of the foregoing proceedings, the Agent shall be entitled to collect and enforce the Subordinated Debt and to receive any distributions, dividends or other payments upon the Subordinated Debt by filing such claim, proof of debt or proof of claim as appropriate in the proceeding, in the Agent’s name or the Subordinated Creditor’s name. The Agent and any officer or employee designated by the Agent for such purpose is hereby constituted and appointed attorney-in-fact for the Subordinated Creditor with full power (which power, being coupled with an interest, shall be irrevocable so long as this Agreement is in effect) to vote the Subordinated Debt in any of the foregoing proceedings and at any meeting of either Company’s creditors and to file any claim, proof of debt or proof of claim in any such proceeding, and to compromise, settle and to give releases for any of the Subordinated Debt, and to endorse the Subordinated Creditor’s name upon any instruments given as a payment on or distribution in connection with the Subordinated Debt. Without limiting the generality of the foregoing, the Subordinated Creditor agrees that in any of the foregoing proceedings it shall have no right to seek relief from the automatic stay, seek adequate protection, or request the marshalling of assets of any of the Companies.

5.	Consent to Incurrence of Senior Debt and Subordinated Debt. The Subordinated Creditor by its execution hereof, hereby consents to each Company’s and its affiliates’ execution and delivery of the Credit Agreement and each of the Loan Documents to which such person is a party and to the incurrence by each such person of its obligations thereunder and to the performance thereof. Agent, on behalf of the Senior Lenders, acknowledges the Subordinated Debt and agrees that the incurrence of the Subordinated Debt and the issuance of the Notes and the execution of the Subordinated Security Agreement and the Guaranty will not violate or cause a default under the Loan Documents, provided the Subordinated Creditor and the Companies comply with terms and conditions of this Agreement.

6.	Pledge or Transfer of Subordinated Debt. The Subordinated Creditor agrees not to assign, transfer, pledge, or grant a security interest in all or any part of the Subordinated Debt unless (i) such assignment, transfer, pledge or grant is made expressly subject to this Agreement and (ii) the Subordinated Creditor’s assignee, transferee, pledgee or grantee expressly agrees in writing to assume the Subordinated Creditor’s obligations hereunder. The Subordinated Creditor will place the following legend on the Notes and any other instrument or certificate evidencing the Subordinated Debt.

“THIS INSTRUMENT OR CERTIFICATE AND THE RIGHT EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT, DATED MARCH 21, 2005 AMONG FAMILYMEDS, INC., DRUGMAX, INC., VALLEY DRUG COMPANY AND VALLEY DRUG COMPANY SOUTH AS THE COMPANIES, AMERISOURCEBERGEN DRUG CORPORATION AS THE SUBORDINATED CREDITOR AND GENERAL ELECTRIC CAPITAL CORPORATION AS AGENT, AND ANY FUTURE SENIOR LENDERS, AS SENIOR LENDERS (THE “SUBORDINATION AGREEMENT”). ANY TRANSFEREE BY ACCEPTANCE OF SUCH TRANSFER AGREES TO BE BOUND BY THE TERMS THEREOF.”

7.	Waivers. The Subordinated Creditor agrees and consents (a) to waive, and does hereby waive, any and all notice of the creation, renewal, extension, modification, compromise or release of any of the Senior Debt or any collateral therefor or guaranties thereof, in whole or in part; (b) that without further notice to or further assent by the Subordinated Creditor, the liability of the Companies or any other party or parties for or upon any of the Senior Debt may, from time to time, in whole or in part, be renewed, extended, modified, replaced, compromised or released by the Agent and Lenders as they may deem advisable; and (c) that any collateral for or guaranties of the Senior Debt, or any part of the Senior Debt, may, from time to time, in whole or in part, be modified, released, collected, sold or otherwise disposed of by the Agent, as it may deem advisable, and that any balance of funds with the Agent at any time standing to the credit of any Company may, from time to time, in whole or in part, be surrendered or released by the Agent, as it may deem advisable.

8.	Collateral; Lien Subordination and Guaranty Subordination.

a.	The Subordinated Creditor hereby subordinates and makes inferior any and all of its now existing or hereafter acquired security interests in, security titles to, and other liens and encumbrances on any of the present or future, real or personal, tangible or intangible, property of each Company and any of their Subsidiaries (collectively, the “Collateral”), including without limitation any security interests, security titles or other liens and encumbrances on such Collateral arising under the Notes or the Subordinated Security Agreement or any other security agreement respecting such Collateral, to the security interests, security titles, and other liens and encumbrances of the Agent, whether now existing or hereafter acquired, in, to and on the Collateral. The provisions of the immediately preceding sentence shall apply notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any security interests, security titles and other liens securing the Subordinated Debt granted on the Collateral or of any security interests, security titles and other liens securing the Senior Debt granted on the Collateral and notwithstanding any provision of the Uniform Commercial Code, or any other applicable law or any defect or deficiencies in, or failure to perfect, the security interests, security titles and other liens of the Agent securing the Senior Debt or any other circumstance whatsoever.

b.	If any Company shall default under any Senior Debt secured by any of the Collateral, the Agent may exercise any or all of its rights and remedies with respect to such Collateral without any obligation to give the Subordinated Creditor notice of such exercise and without regard to any interest of the Subordinated Creditor in such Collateral.

c.	The Subordinated Creditor will not (and hereby waives any right to) contest or support any other person in contesting in any proceeding (including without limitation any proceeding under the Bankruptcy Code) the validity, perfection, priority or enforceability of any lien or security interest granted to the Agent in any of the Collateral.

d.	Until the Termination Date, the Subordinated Creditor will not exercise or seek to exercise any rights or remedies with respect to any Collateral or take possession of, sell or otherwise realize (judicially or non judicially) upon any of the Collateral (including, without limitation, through the notification of account debtors or the exercise of any right of setoff) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure) or file any involuntary bankruptcy petition against any Company.

e.	The parties hereto agree, and the Subordinated Creditor acknowledges that the Subordinated Security Agreement provides, that (i) a security interest in the Collateral in favor of the Subordinated Creditor shall only attach under the Subordinated Security Agreement, if at all, if a “Condition” (as such term is defined in the Subordinated Security Agreement) has occurred and is continuing, and (ii) such security interest in the Collateral under the Subordinated Security Agreement shall be automatically released without any further action by the Subordinated Creditor, any Company or any other entity if the event creating the “Condition” (as defined in the Subordinated Security Agreement) is cured within 45-days after the occurrence thereof; provided, however, that such release upon a Condition being cured or ceasing to exist may only occur once in any period of 365 consecutive days. Without limiting the generality of Section 3 hereof, the Subordinated Creditor agrees that the Subordinated Security Agreement shall not be modified in any manner, including without limitation to alter the provisions described in the immediately preceding sentence, without the prior written consent of the Agent. The Subordinated Creditor agrees that it will give prompt written notice to Agent of (a) the occurrence of an “Event of Default” under Section 8.1(a) of the Subordinated Debenture, (b) the occurrence of any “Condition” (as defined in the Subordinated Security Agreement), (c) the attachment of a security interest in favor of Subordinated Creditor under the Subordinated Security Agreement and (d) the release of any security interest pursuant to the terms of the Subordinated Security Agreement and this paragraph; provided that no “Condition” (as defined in the Subordinated Security Agreement) shall occur until Subordinated Creditor gives written notice to Agent of the circumstances constituting such “Condition” and a period of fifteen (15) days has passed since receipt of such notice.

f.	The Subordinated Creditor subordinates and makes inferior any and all of its now existing or hereafter acquired guaranties of the Subordinated Debt from whomever received and in whatever form to the rights of the Agent on the same terms and conditions as apply to the subordination of the Subordinated Debt to the Senior Debt hereunder.

g.	The Subordinated Creditor hereby agrees that if it shall obtain possession of any Collateral (other than payments made pursuant to the terms and conditions of Section 2(a)), it shall deliver such Collateral to the Agent in precisely the form received, and the Subordinated Creditor agrees that, until so delivered, such Collateral shall be held in trust by the Subordinated Creditor as property of the Agent for the benefit of itself and the Lenders.

9.	Continuing Agreement and Termination.

a.	This is a continuing agreement, and this Agreement and the subordination of indebtedness (the “Debt Subordination”) and the subordination of security interests, security titles, liens and encumbrances and guaranties (the “Security Interest Subordination”) provided for herein shall remain in full force and effect until the Termination Date regardless of whether the Senior Debt is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred or incurred anew or replaced. This Agreement, the Debt Subordination and the Security Interest Subordination shall remain in full force and effect and shall be irrevocable until and shall terminate on the Termination Date. No notice purporting to terminate this Agreement, the Debt Subordination or the Security Interest Subordination which is received by the Agent at any time prior to the Termination Date shall be effective, in any manner or at any time whatsoever, to terminate this Agreement, the Debt Subordination or the Security Interest Subordination.

b.	This Agreement, the Debt Subordination and the Security Interest Subordination shall continue to be effective regardless of the solvency or insolvency of any Company, any Subsidiary or any affiliate thereof or the Subordinated Creditor; the liquidation or dissolution of any Company, any Subsidiary or any affiliate thereof or the Subordinated Creditor; the institution by or against any Company, any Subsidiary or any affiliate thereof or the Subordinated Creditor of any proceeding under the Bankruptcy Code or any similar law; the appointment of a receiver or trustee for any Company, any Subsidiary or any affiliate thereof or any of such Person’s property or for the Subordinated Creditor any of the Subordinated Creditor’s property or for any guarantor or any guarantor’s property; any reorganization, merger or consolidation of any Company, any Subsidiary or any affiliate thereof or the Subordinated Creditor or any guarantor; or any other change in the ownership, composition or nature of any Company, any Subsidiary or any affiliate thereof or the Subordinated Creditor or any guarantor.

c.	The Agreement, the Debt Subordination and the Security Interest Subordination shall be reinstated in the event any payment on the Senior Debt is rescinded, disgorged as a preference or otherwise or must otherwise be returned by the Agent or any Lender.

10.	Acknowledgments, Consents and Agreements.

Each Company, on behalf of itself and its Subsidiaries and its affiliates, hereby acknowledges and consents to the execution, delivery and performance of this Agreement by the Subordinated Creditor and the Agent and further agrees to be bound by the provisions of this Agreement as they relate to the relative rights, remedies and priorities of the Subordinated Creditor and the Agent and the respective obligations of each Company or any affiliate thereof to them; provided, however that nothing in this Agreement shall amend, modify, change or supersede the respective terms of any of the Senior Debt or the Subordinated Debt as between the Companies or any Subsidiary or affiliate thereof, on the one hand, and the Agent, Lenders or the Subordinated Creditor, on the other hand, and in the event of any conflict or inconsistency between the terms of this Agreement and those of any agreement, note or other document evidencing or securing any of the Senior Debt, the Subordinated Debt or the Collateral, the provisions of such other agreement, instrument or document shall govern as between the Companies or any Subsidiary or affiliate thereof, on the one hand, and the Agent, Lenders or the Subordinated Creditor (as the case may be), on the other hand, and each Company further agrees that this Agreement shall not give any Company any substantive rights relative to the Agent, Lenders or the Subordinated Creditor and no Company shall be entitled to raise any actions or inactions on the part of the Agent, Lenders or the Subordinated Creditor hereunder as a defense, counterclaim or other claim against such party. Each Company hereby agrees that it is not a beneficiary of this Agreement and may not enforce any rights or remedies hereunder.

11.	Miscellaneous.

a.	Wherever possible, each provision of this Agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof is prohibited or invalid under such law, such provision is to be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

b.	This Agreement shall be binding upon each Company, the Subordinated Creditor and their respective heirs, legal representatives, successors and assigns, and shall inure to the benefit of the Agent, Lenders and their respective successors and assigns. In the event that the Credit Agreement is replaced with another senior credit facility and GECC is no longer the agent thereunder, the Subordinated Creditor hereby agrees that GECC may assign its rights and remedies hereunder to the new agent or lender(s), as applicable, under such new facility, and such new agent or lender(s), as applicable, shall succeed to the rights and remedies of the Agent specified hereunder. Upon such assignment by GECC, the assignee shall be a Senior Lender hereunder and all references in this Agreement to “Agent” shall be deemed to be “Senior Lender.”

c.	This Agreement constitutes the sole and entire agreement between the Subordinated Creditor, on the one hand, and the Agent, on the other, with respect to the subject matter hereof and supersedes and replaces any and all prior or concurrent agreements, understandings, negotiations or correspondence between them with respect thereto.

d.	Time is of the essence of this Agreement.

e.	No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective or binding upon the Agent unless the Agent shall first have given its written consent thereto.

f.	This Agreement may be executed in one or more counterparts and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

g.	All sections headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

h.	All notices, demands and other communications hereunder to the Agent or the Subordinated Creditor shall be effective:

(i)	if given by telecopy, when such communication is transmitted to the telecopy number set forth beneath such Person’s signature below (with such telecopy to be promptly confirmed by delivery of a copy thereof by personal delivery or United States mail as otherwise provided herein),

(ii)	if given by mail, three (3) Business Days after such communication is deposited in the United States mail with first class postage prepaid, return receipt requested, and addressed to such Person at its address set forth beneath its signature below,

(iii)	if sent for overnight delivery by Federal Express, United Parcel Service or other reputable national overnight delivery service, one (1) Business Day after such communication is entrusted to such service for overnight delivery and with recipient signature required, addressed as aforesaid, or

(iv)	if given by any other means, when delivered at the address of such Person shown below.

The Agent or the Subordinated Creditor may designate a different address or telecopy number for its receipt of such notices or other communications but no such change shall be effective unless and until the other party actually receives such written notice.

i.	This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state.

13.	Waiver of Certain Rights. The Subordinated Creditor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration or contribution or any other claim which the Subordinated Creditor may now or hereafter have against any Company or any affiliate thereof or against any property of any Company or any affiliate thereof arising from the existence, performance or enforcement of the Subordinated Creditor’s obligations and liabilities under this Agreement until such time as the Senior Debt shall have been paid in full.

14.	No Third Party Beneficiaries. This Agreement does not and is not intended to create any rights in any third party beneficiaries.

15.	Jury Trial Waiver and Forum Consents. EACH OF THE SUBORDINATED CREDITOR, THE AGENT AND THE COMPANIES HEREBY WAIVES ANY RIGHT SUCH PERSON MAY HAVE UNDER ANY APPLICABLE LAW TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR LEGAL ACTION WHICH MAY BE COMMENCED BY OR AGAINST SUCH PERSON CONCERNING THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS AGREEMENT. IN THE EVENT ANY SUCH SUIT OR LEGAL ACTION IS COMMENCED BY THE AGENT, EACH OF THE SUBORDINATED CREDITOR AND THE COMPANIES HEREBY EXPRESSLY AGREES, CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN FULTON COUNTY, GEORGIA, WITH RESPECT TO SUCH SUIT OR LEGAL ACTION AND FURTHER EXPRESSLY CONSENTS AND SUBMITS TO AND AGREES THAT VENUE IN ANY SUCH SUIT OR LEGAL ACTION IS PROPER IN SAID COURTS AND FURTHER EXPRESSLY WAIVES ANY AND ALL PERSONAL RIGHTS UNDER APPLICABLE LAW OR IN EQUITY TO OBJECT TO THE JURISDICTION AND VENUE OF SAID COURTS. THE JURISDICTION AND VENUE OF THE COURTS CONSENTED TO AND SUBMITTED TO AND AGREED UPON IN THIS SECTION ARE NOT EXCLUSIVE BUT ARE CUMULATIVE AND IN ADDITION TO THE JURISDICTION AND VENUE OF ANY OTHER COURT UNDER ANY APPLICABLE LAW OR IN EQUITY.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed, sealed and delivered, all as of the day and year first above written.

SUBORDINATED CREDITOR:

AMERISOURCEBERGEN DRUG CORPORATION

By:
Name:
Title:

Address For Notices:

1300 Morris Drive
Chesterbrook, PA 19087
Attn:	John Chou, Esq.
Vice President and
Deputy General Counsel

Telecopy No.: (610) 727-3612

COMPANIES:

FAMILYMEDS, INC.

By:
Name:	Edgardo A. Mercadante
Title:	President and CEO

VALLEY DRUG COMPANY

By:
Name:	Edgardo A. Mercadante
Title:	President and CEO

VALLEY DRUG COMPANY SOUTH

By:
Name:	Edgardo A. Mercadante
Title:	President and CEO

DRUGMAX, INC.

By:
Name:	Edgardo A. Mercadante
Title:	President and CEO

AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Title:	Its Duly Authorized Signatory

Address For Notices:
2 Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: DrugMax Account Manager
Telecopier No.: 301-664-9890